As filed with the Securities and Exchange Commission on September 12, 2011

Registration No. 333-128165
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM SB-2 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REOSTAR ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1382	20-8428738
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3880 Hulen Street
Fort Worth, Texas 76107
(817) 989-7367
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

M.O. Rife, III
Chief Executive Officer
REOSTAR ENERGY CORPORATION
3880 Hulen Street
Fort Worth, Texas 76107
(817) 989-7367
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
Copy to: Douglas W. Clayton, Esq. Cantey Hanger LLP 115 Grand Avenue, Suite 222 Southlake, Texas 76092 (817) 877-2890

Approximate date of commencement of proposed sale to the public: Not applicable. Deregistration of unsold securities.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

On or about May 15, 2006, the Securities and Exchange Commission declared effective a Registration Statement on Form SB-2 (File no. 333-128165) (the "Registration Statement") of Goldrange Resources, Inc. (now known as ReoStar Energy Corporation), a Nevada corporation (the "Company"), relating to (i) 2,050,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), and (ii) 2,050,000 shares of Common Stock issuable upon exercise of warrants, each to be sold by the selling shareholders identified in the prospectus. This offering has been completed or terminated. Pursuant to the undertaking contained in the Registration Statement, the Company files this post-effective amendment to the Registration Statement to terminate the Registration Statement and deregister all of the shares of Common Stock that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Worth, State of Texas, on July 21, 2011.

REOSTAR ENERGY CORPORATION

By:	/s/ M.O. Rife, III
M.O. Rife, III, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ M.O. Rife, III	Chief Executive Officer, Chairman of the Board, and Director	July 21, 2011
M.O. Rife, III	(Principal Executive Officer)

/s/ Scott D. Allen	Chief Financial Officer	July 21, 2011
Scott D. Allen	(Principal Financial Officer and Principal Accounting Officer)

Jean-Baptiste Heinzer	Director	July 21, 2011
Jean-Baptiste Heinzer

/s/ Alan Rae	Director	July 21, 2011
Alan Rae